Exhibit 10.10

PROMISSORY NOTE

Up to $130,000.00

Interest Rate: None	December 31, 2019

WHEREAS, in connection with that certain Stock Purchase Agreement, dated as of August 5th, 2019 (the “Purchase Agreement”) by and between Innovative Payment Solutions, Inc., a Nevada corporation (the “Holder”) and ViVi Holdings, Inc., a Delaware corporation (“ViVi”), ViVi purchased all of the stock of Qpagos Corporation, a Delaware corporation, (the “Issuer”).

WHEREAS, the parties acknowledge that the Issuer’s subsidiaries, Qpagos S.A.P.I de C.V. (“Qpagos Mexico”) and Redpag Electronicos S.A.P.I de C.V. (“Redpag,” and with Qpagos Mexico, the “Subsidiaries”), are owed approximately USD$320,000.00 as a refund of VAT from the Mexican Federal Tax Administration, or the applicable Mexican governmental authority or entity (the “Mexican Governmental Authority”) for each of the tax years of 2015, 2016, 2017, 2018 and 2019 (each, a “VAT Refund” and collectively, the “VAT Refunds”);

WHEREAS, the Issuer and the Holder have agreed that Holder shall receive forty-six percent (46%) of each VAT Refund, which in the aggregate is expected to equal approximately One Hundred and Thirty Thousand Dollars and 00/100 ($130,000.00) (the “Principal Amount”);

NOW, FOR VALUE RECEIVED, the Issuer hereby promises to pay to the order of Holder, the principal sum of up to One Hundred and Thirty Thousand Dollars and 00/100 ($130,000.00), as provided herein.

1.                   Maturity. This note shall mature five (5) business days following the receipt of final VAT Refund by the Issuer (the “Maturity Date”) or such earlier date as this Note is required or permitted to be repaid as provided hereunder.

2.                   Payment of Principal. Issuer shall make payments of forty-six percent (46%) of each VAT Refund received from the applicable Mexican Governmental Authority for each of the tax years of 2015, 2016, 2017, 2018 and 2019 within five (5) business days after the receipt by Issuer to Holder (each, a “Payment Date”).

3.                   Prepayment. The Issuer may, at its sole option at any time, prepay this Note, without penalty or premium, in whole or in part, together with interest on the outstanding principal balance of this Note.

4.                   Manner of Payment. All sums payable under this Note shall be paid in lawful money of the United States of America and in immediately available funds. Payments shall be made to the Holder by wire transfer to such account as shall be specified by the Holder to the Issuer. If any payment under this Note shall become due on a day that is not a business day, such payment shall be made on the next succeeding business day.

5.                   Right to Offset. The Principal Amount due under this note is subject to downward adjustment and offset by the Issuer in the event a claim is asserted against the Issuer, the Subsidiaries, or Mr. Pereira, arising from any guaranty or indemnification (a “Claim”) provided by the foregoing in connection with Contrato de Arrendamiento (the “Lease Agreement”) dated November 1, 2019, entered into by and between Alvaro Hernandez Gonzalez (“Lessor”) and Andrei Vadimovich Novikov (as “Lessee”). In addition, the Issuer may also offset against this Note arising from any costs, fees or other charges incurred by the Issuer in defense of any such Claim.

6.                   Information Rights. The Issuer agrees that so long as Holder holds this Note, the Issuer shall furnish the Holder with a copy of its applications for the VAT Refunds, as and when filed, a copy of any correspondence relating to the VAT Refunds with the applicable Mexican Governmental Authority and advisory/accounting firm that the Issuer has retained to collect the VAT Refunds, within 5 business days’ of receipt and proof of payment of any VAT Refund, upon 5 business days’ notice.

7.                   Events of Default; Remedies.

(a)                General. The occurrence of any one or more of the following events shall constitute an event of default (each, an “Event of Default”) under this Note:

(i)                 Failure to Pay. The Issuer fails to pay the Principal Amount due on a Payment Date under this Note when due and such failure continues for a period of ten (10) days after written notice from Holder;

(ii)               Default in Covenants. The Issuer shall default in the observance or performance of any of the covenants set forth in this Note and such failure continues for a period of ten (10) days after written notice from Holder;

(iii)             Bankruptcy. The Issuer shall: (i) admit in writing its inability to pay its debts as they become due; (ii) apply for, consent to, or acquiesce in, the appointment of a trustee, receiver, sequestrator or other custodian for the Issuer or any of its property, or make a general assignment for the benefit of creditors; (iii) in the absence of such application, consent or acquiesce in, permit or suffer to exist the appointment of a trustee, receiver, sequestrator or other custodian for the Issuer or for any part of its property; or (iv) permit or suffer to exist the commencement of any bankruptcy, reorganization, debt arrangement or other case or proceeding under any bankruptcy or insolvency law, or any dissolution, winding up or liquidation proceeding, in respect of the Issuer and, if such case or proceeding is not commenced by the Issuer or converted to a voluntary case, such case or proceeding shall be consented to or acquiesced in by the Issuer or shall result in the entry of an order for relief.

(b)               Waiver of Events of Default. The Holder may waive any Event of Default hereunder. Such waiver shall be evidenced by written notice or other document specifying the Event of Default or Events of Default, as the case may be, being waived.

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(c)                Remedies. In addition to all rights and remedies legally or equitably available to the Holder, as long as an Event of Default has occurred and is continuing for a period of fifteen (15) calendar days, the Holder shall have the option to declare the entire then unpaid Principal Amount of this Note immediately due and payable in full (irrespective of whether any VAT Refunds have been received) without presentment, demand, protest or any other action nor obligation of the Holder of any kind, all of which are hereby expressly waived.

8.                   Covenants and Waivers. As a material inducement for the Holder entering into the Purchase Agreement, the Issuer and all others who now or may at any time become liable for all or any part of the obligations evidenced hereby, expressly agree hereby to be jointly and severally bound, and jointly and severally:

(a)               Filing for VAT Refunds. The Issuer agrees to cause its Subsidiaries to: (i) diligently prepare and file the appropriate documentation in order to receive the VAT Refunds for 2015, 2016, 2017, 2018 and 2019 however not later than one (1) year from the issuance date of this Note; and (ii) provide the Holder, as may be reasonably requested from time to time, with information status updates on the collection of these funds from the applicable Mexican Governmental Authority; and (iii) notify Holder within five (5) business days of any change in the advisory/accounting firm retained to collect the VAT Refunds on the Subsidiaries’ behalf and thereupon provide Holder with their retainer agreement with the new advisory/account firm.

(b)              Presentment. Waive presentment and demand for payment, notices of nonpayment and of dishonor, protest of dishonor, and notice of protest;

(c)                Notices. Except as expressly provided herein, waive any and all notices in connection with the delivery and acceptance hereof and all other notices in connection with the performance, default, or enforcement of the payment hereof or hereunder;

(d)               Diligence or Delays. Waive any and all lack of diligence and delays in the enforcement of the payment hereof;

9.       Mutilated, Destroyed, Lost or Stolen Notes. In case this Note shall become mutilated or defaced, or be destroyed, lost or stolen, the Issuer shall execute and deliver a new note of like principal amount in exchange and substitution for the mutilated or defaced Note, or in lieu of and in substitution for the destroyed, lost or stolen Note. In the case of a mutilated or defaced Note, the Holder shall surrender such Note to the Issuer. In the case of any destroyed, lost or stolen Note, the Holder shall furnish to the Issuer: (i) evidence to its satisfaction of the destruction, loss or theft of such Note and (ii) such security or indemnity as may be reasonably required by the Issuer to hold the Issuer harmless.

10.       Waiver of Demand, Presentment, etc. The Issuer hereby expressly waives demand and presentment for payment, notice of nonpayment, protest, notice of protest, notice of dishonor, notice of acceleration or intent to accelerate, bringing of suit and diligence in taking any action to collect amounts called for hereunder and shall be directly and primarily liable for the payment of all sums owing and to be owing hereunder, regardless of and without any notice, diligence, act or omission as or with respect to the collection of any amount called for hereunder.

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11.       Assignment. The rights and obligations of the Issuer and the Holder of this Note shall be binding upon, and inure to the benefit of, the successors and permitted assigns of the parties hereto. The Holder may not assign, pledge or otherwise transfer this Note or any interest therein without the prior written consent of the Issuer. Interest and principal are payable only to the registered Holder of this Note on the books and records of the Issuer.

12.       Waiver and Amendment. Any provision of this Note, including, without limitation, the due date hereof, and the observance of any term hereof, may be amended, waived or modified (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Issuer and the Holder.

13.              Notices. All notices, demands, requests, consents, approvals and other communications that may or are required to be given by either party to the other party hereunder shall be deemed to be sufficient if in writing and (i) delivered in person, (ii) delivered and received by facsimile, if a confirmatory mailing in accordance herewith is also made, (iii) duly sent by registered mail return receipt requested and postage prepaid, or (iv) duly sent by overnight delivery service, in each case as addressed to such party at the address set forth below:

If to the Issuer, to:

Qpagos Corporation, Inc.

951 Yamato Road, Suite 101

Boca Raton, FL 33431

Attention: Gaston Pereira, President

Email: gaston@vivi.solutions

With a copy to:

Bruce C. Rosetto, Esq.

Greenberg Traurig PA

5100 Town Center Circle, Suite 400

Boca Raton, FL 33486

Facsimile #: 561-367-6225

Email: rosettob@gtlaw.com

If to the Holder:

Innovative Payment Solutions, Inc.

4768 Park Granada, Suite 200

Calabasas, CA 91302

Attention: William Corbett, CEO

Email: bill@innovatepaysolve.com

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With a copy to:

Hank Gracin, Esq.

Gracin & Marlow. LLP

1825 NW Corporate Blvd, Suite 110

Boca Raton, FL 33431

Facsimile #: 561-237-0803

Email: hgracin@gracinmarlow.com

All notices, demands, requests, consents, approvals and other communications shall be deemed to have been received (i) at the same time it was personally delivered, (ii) on the receipt of delivery by email transmission or by facsimile, (iii) five (5) days after mailing via registered mail return receipt requested whether signed for or not, to the foregoing persons at the addresses set forth above or (iv) the next day when sent by overnight delivery service. The above shall constitute service despite rejection or other refusal to accept or inability to deliver because of changed address for which no notice has been received.

14.              Construction; Governing Law. All issues and questions concerning the construction, validity and interpretation of this Note and all matters pertaining hereto shall be governed by and construed in accordance with the laws of the state of Delaware, without regard to any choice of law or conflict of law rules or provisions (whether of the state of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the state of Delaware.

15.              Consent to Jurisdiction. TO INDUCE THE HOLDER TO ACCEPT THIS NOTE, THE ISSUER IRREVOCABLY AGREES THAT, SUBJECT TO THE HOLDER'S SOLE AND ABSOLUTE ELECTION, ALL ACTIONS OR PROCEEDINGS IN ANY WAY ARISING OUT OF OR RELATED TO THIS NOTE WILL BE LITIGATED SOLELY IN THE VENUE AND JURISDICTION OF THE COURTS ENCOMPASSING THE STATE OF DELAWARE. THE ISSUER HEREBY CONSENTS AND SUBMITS TO THE JURISDICTION OF ANY COURT LOCATED WITHIN THE STATE OF DELAWARE, WAIVES PERSONAL SERVICE OF PROCESS UPON THE ISSUER, AND AGREES THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY REGISTERED MAIL DIRECTED TO THE ISSUER AT THE ADDRESS STATED IN THE PREAMBLE AND SERVICE SO MADE WILL BE DEEMED TO BE COMPLETED UPON ACTUAL RECEIPT. THE PREVAILING PARTY(IES) IN ANY SUCH ACTION OR PROCEEDING SHALL BE ENTITLED TO RECOVER ITS REASONABLE ATTORNEYS’ FEES AND COSTS FROM THE OTHER PARTY(IES).

16.              Waiver of Jury Trial. THE ISSUER AND THE HOLDER (BY ACCEPTANCE OF THIS NOTE), HAVING BEEN REPRESENTED BY COUNSEL, EACH KNOWINGLY AND VOLUNTARILY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING, WHETHER CLAIM OR COUNTERCLAIM, BROUGHT OR INSTITUTED BY THE HOLDER, THE ISSUER OR ANY SUCCESSOR OR ASSIGN OF THE HOLDER OR THE ISSUER (a) UNDER THIS NOTE OR UNDER ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION WITH THIS NOTE OR (b) ARISING FROM ANY RELATIONSHIP EXISTING IN CONNECTION WITH THIS NOTE, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING WILL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY. THE ISSUER AGREES THAT IT WILL NOT ASSERT ANY CLAIM AGAINST THE HOLDER ON ANY THEORY OF LIABILITY FOR SPECIAL, INDIRECT, CONSEQUENTIAL, INCIDENTAL OR PUNITIVE DAMAGES.

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17.              Severability. If one or more provisions of this Note are held to be unenforceable under applicable law, such provisions shall be excluded from this Note, and the balance of this Note shall be interpreted as if such provisions were so excluded and shall be enforceable in accordance with its terms.

18.              Headings. Section headings in this Note are for convenience only, and shall not be used in the construction of this Note.

[Signature Page Follows]

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 IN WITNESS WHEREOF, the Issuer has caused this Note to be issued as of the date first above written.

QPAGOS CORPORATION, INC.

By: /s/ Gaston Pereira

Name: Gaston Pereira

Title: President

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